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                                                                     EXHIBIT 3.5



                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              BOI.COM HOLDING, INC.


         BOI.com Holding, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware ("DGCL"),

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the name of the corporation is "BofI.com Holding, Inc."

         SECOND: the stockholders of said corporation, at a special meeting duly called and held, pursuant to a waiver of notice in accordance with Section 229 of the DGCL, unanimously approved said amendment.

         THIRD: that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned officer of said corporation, having been duly authorized, has set his hand this 19th day of August, 1999.



                                                /s/ Alan Jacobs
                                                --------------------------------
                                                Alan Jacobs
                                                Secretary